UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon (State of Incorporation)	93-0816972 (I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR (Address of principal executive offices)	97035 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
          On April 3, 2008, The Greenbrier Companies, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing that the Company and its subsidiary Gunderson Rail Services, an Oregon limited liability company, completed the previously announced acquisition of substantially all of the operating assets of American Allied Railway Equipment Co., Inc., an Illinois corporation, American Allied Freight Car Co., Inc., an Illinois corporation, and American Allied Equipment Co. — South, L.L.C., a Georgia limited liability company, (collectively, “American Allied”) related to the sellers’ wheel maintenance services and parts reconditioning businesses.
          In accordance with Item 9.01(a) and (b) of Form 8-K, the Current Report filed April 3, 2008 did not include the historical financial statements of American Allied or the unaudited pro forma combined financial information of the Company and American Allied (collectively, the “Financial Information”), and instead contained an undertaking subsequently to file the required Financial Information. This amendment is being filed for the purpose of satisfying the Company’s undertaking to file the Financial Information required by Item 9.01(a) and (b) of Form 8-K, and this amendment should be read in conjunction with the Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired.
          The following financial statements of American Allied are included in this report:
▪	American Allied Railway Equipment Co., Inc. Consolidated Financial Statements for the Year Ended December 31, 2007.

▪	Unaudited Consolidated Condensed Interim Financial Statements of American Allied Railway Equipment Co., Inc. for the three months ended March 28, 2008 and March 31, 2007.
(b) Pro Forma Financial Information.
          The following pro forma financial information of the Company and American Allied is included in this report:
▪	Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended August 31, 2007 and Unaudited Pro Forma Condensed Combined Balance Sheet as of August 31, 2007.

American Allied Railway Equipment Co., Inc.
Consolidated Financial Statements
and Independent Auditor’s Report
As of December 31, 2007
and for the Year Ended December 31, 2007

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
American Allied Railway Equipment Company, Inc.
Washington, IL
We have audited the accompanying consolidated balance sheet of American Allied Railway Equipment Company, Inc. (the “Company”) as of December 31, 2007, and the related statements of income, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Portland, Oregon
June 11, 2008

American Allied Railway Equipment Co., Inc.
Consolidated Balance Sheet
December 31, 2007
(In thousands)

Assets
Current assets:
Cash and cash equivalents	$2,497
Accounts receivable, net	8,446
Inventories	12,855
Prepaid expenses and other current assets	3

Total current assets	23,801

Property, plant and equipment, net	7,942
Goodwill	5

Total Assets	$31,748

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,650
Accrued expenses	1,779
Debt, current portion	339

Total current liabilities	5,768

Debt, long-term portion	982

Total Liabilities	6,750

Minority interest in limited liability corporation	4,216

Stockholder’s Equity
Common stock, no par value; 9,600 shares authorized; 8,160 shares issued and outstanding	82
Retained earnings	20,700

Total Stockholder’s Equity	20,782

Total Liabilities and Stockholder’s Equity	$31,748

See notes to the Consolidated Financial Statements

American Allied Railway Equipment Co., Inc.
Consolidated Statement of Operations
Year Ended December 31, 2007
(In thousands)

Net sales	$94,175

Cost of goods sold	72,744

Gross Profit	21,431

Selling and administrative expense	8,967

Operating Income	12,464

Interest expense, net	101
Other income	(74)

Earnings before income tax and minority interest	12,437

Income tax	52

Earnings before minority interest	12,385

Minority interest	2,081

Net earnings	$10,304

See notes to the Consolidated Financial Statements

American Allied Railway Equipment Co., Inc.
Statement of Stockholder’s Equity
Year Ended December 31, 2007
(In thousands)

				Total
	Common	Retained		Stockholder’s
	Stock	Earnings	Elimination	Equity
Balance, January 1, 2007	$82	$21,295	$—	$21,377

Net earnings	—	10,865	(561)	10,304

Dividends paid	—	(11,460)	561	(10,899)

Balance, December 31, 2007	$82	$20,700	$—	$20,782

See notes to the Consolidated Financial Statements

American Allied Railway Equipment Co., Inc.
Consolidated Statement of Cash Flow
Year Ended December 31, 2007
(In thousands)

Cash flows from operating activities:
Net earnings	$10,304
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	1,143
Deferred income taxes	(72)
Minority interest	2,081
Gain on sales of equipment	(3)
Decrease (increase) in assets:
Accounts receivable	708
Inventories	3,733
Prepaid expenses	21
Increase (decrease) in liabilities:
Accounts payable	(1,192)
Accrued expenses	722

Net cash provided by operating activities	17,445

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,873)
Proceeds from sales of equipment	9

Net cash used in investing activities	(1,864)

Cash flows from financing activities:
Net repayments of notes payable	(1,896)
Repayment of long-term debt	(326)
Dividends	(10,899)

Net cash used in financing activities	(13,121)

Increase in cash	2,460

Cash and cash equivalents:
Beginning of period	37

End of period	$2,497

Cash paid during the period for:
Interest	$119
Income taxes	$132
See notes to the Consolidated Financial Statements

American Allied Railway Equipment Co., Inc.
Notes to Financial Statements
Year Ended December 31, 2007
Note 1 — Nature of Business and Significant Accounting Polices
Nature of business: American Allied Railway Equipment Co., Inc. (the Company) is the parent corporation of American Allied Freight Car Co., Inc. The Company owns all of the outstanding common stock of the subsidiary. The Company and American Allied Freight Car Co., Inc. are involved in the repair and assembly of railroad car wheels and railroad car parts, respectively, primarily to the railroad industry throughout the Midwest and Mideastern United States. Their operations and offices are located in the Peoria, Illinois area.
The Company has a 51% member interest in American Allied Railway Equipment Co. — South, L.L.C., a limited liability company (L.L.C.), which is involved in the repair and assembly of railroad car wheels and axles, primarily to the nonpassenger railroad industry in the Southeastern United States. Its operations and offices are located in Macon, Georgia.
The Company is also affiliated with American Allied Railway Equipment Company (a partnership) and American Allied Holding Co., L.L.C. as a result of its stockholder’s interest in these entities. American Allied Railway Equipment Company Partnership is involved in the leasing of land and buildings to the Company. American Allied Holding Co., L.L.C. is involved in leasing land and buildings to American Allied Railway Equipment Company — South, L.L.C.
The significant accounting policies are as follows:
Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, and American Allied Railway Equipment Co. South, L.L.C. All significant intercompany accounts and transactions are eliminated in consolidation.
Revenue recognition: Revenue is generally recognized when goods are shipped or when services are performed.
Cash and cash equivalents: For purposes of reporting the consolidated statement of cash flows, the Company considers money market funds purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.
Trade receivables: Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the need for an allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.
A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Interest is not charged on past due trade receivables. The Company generally does not require collateral on trade receivables.
Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.
Property and equipment: Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed over estimated useful lives using the straight-line method. It is the Company’s policy to include amortization expense on leasehold interest in land and buildings with depreciation expense on owned assets.

Estimated useful lives are as follows:

Leasehold improvements	5 to 40 years
Equipment	5 to 10 years
Vehicles	3 to 5 years
Furniture and fixtures	5 to 7 years
Goodwill: The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Statements of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. No indicators of impairment were identified during the 2007 fiscal year.
Income taxes: The Company has elected under provisions of the Internal Revenue Code (Subchapter S) to have its income treated for federal income tax purposes substantially as if the Company were a partnership. Since a Subchapter S corporation, as such, is not liable for federal income taxes, the financial statements do not reflect a provision for federal income taxes for the Company. However, a provision for Illinois state replacement taxes is included.
Use of estimates in the preparation of consolidated financial statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Note 2 — Inventories

December 31,
(In thousands)	2007
Manufacturing supplies and raw materials	$10,672
Finished goods	3,197
Lower of cost or market adjustment	(1,014)

$12,855

Note 3- Property, Plant and Equipment

December 31,
(In thousands)	2007
Leasehold improvements	$3,851
Equipment	13,174
Vehicles	1,166
Furniture and fixtures	36

18,227
Accumulated depreciation	(10,285)

$7,942

Note 4 — Debt
The Company has a $6 million line-of-credit agreement which expires August 2008 with a credit union. Borrowings under this line bear interest at 1/2% below the credit union’s prime rate (an effective rate of 6.75% at December 31, 2007). Advances against this line are collateralized by all assets of the Company and by the guarantee of the stockholder and his spouse. At December 31, 2007 no borrowings were outstanding under this line-of-credit.
American Allied Railway Equipment Co. — South, L.L.C. has a $1million line-of-credit agreement which expires August 2008 with a credit union. Borrowings under this line bear interest at 1/2% below the credit union’s prime rate (an effective rate of 6.75% at December 31, 2007). Advances against this line are collateralized by all assets of the Company and by the guarantee of the stockholder and his wife. At December 31, 2007 no borrowings were outstanding under this line-of-credit.
During 2004, the Company entered into a long-term note agreement with a credit union that allows total borrowings up to $925 thousand. The outstanding balance of this note was $398 thousand at December 31, 2007. Debt payments are $13 thousand a month including principal and interest at 5.5% regardless of the total amount outstanding. The loan maturity date is May 2010.
During 2004, the Company entered into a long-term note agreement with a credit union that allows total borrowings up to $450 thousand. The outstanding balance of this note was $308 thousand at December 31, 2007. Debt payments are $5 thousand a month including principal and interest at 5.5% regardless of the total amount outstanding. The loan maturity date is March 2014.
American Allied Freight Car Co. has a $500 thousand line-of-credit agreement with a bank which expires August 2008. Borrowings under this line bear interest at the bank’s base rate. Advances against this line are collateralized by the guarantees of the Parent Company and its’ stockholder and spouse. At December 31, 2007 there were no outstanding borrowings under this line-of-credit.
During 2004, American Allied Freight Car Co. entered into a long-term note agreement with a bank that allows total borrowings up to $516 thousand. The outstanding balance of this note was $347 thousand at December 31, 2007. Debt payments are $6 thousand a month including principal and interest at 5% regardless of the total amount outstanding. The loan maturity date is August 2013.
During 2004, American Allied Freight Car Co. entered into a long-term note agreement with a bank that allows total borrowings up to $549 thousand. The outstanding balance of this note was $268 thousand at December 31, 2007. Debt payments are $9 thousand a month including principal and interest at 5.75% regardless of the total amount outstanding. The loan maturity date is August 2010.

December 31,
(In thousands)	2007
Notes payable, credit union, due in aggregate monthly installments of $13 thousand including interest at 5.5%, final installment due May 2010, collateralized by substantially all assets of the Company	$398

Notes payable, credit union, due in aggregate monthly installments of $5 thousand including interest at 5.5%, final installment due March 2014, collateralized by substantially all assets of the Company	308

Notes payable, bank, due in aggregate monthly installments of $6 thousand including interest at 5%, final installment due August 2013, collateralized by building	347

Notes payable, bank, due in aggregate monthly installments of $9 thousand including interest at 5.75%, final installment due August 2010, collateralized by equipment	268

1,321
Less current portion	339

$982

Aggregate annual payments of long-term debt are due as follows during the years ending December 31:

(In thousands)
2008	$339
2009	357
2010	290
2011	119
2012	126
thereafter	90

$1,321

Note 5 — Commitments and Contingencies
The Company and American Allied Freight Car Co., Inc. occupy buildings owned by an affiliated partnership, American Allied Railway Equipment Company. The Company’s stockholder and his spouse are the only partners in the partnership. No written lease agreements have been prepared. The total annual rent as of December 31, 2007, was $282 thousand per year plus property taxes, maintenance, and insurance.
American Allied Railway Equipment Co. South, L.L.C. leases its land and buildings from American Allied Holding Co., L.L.C. Currently, the Company is leasing on month-to-month basis at $16.5 thousand per month. The lease also requires the Company to pay all property taxes, normal maintenance, and insurance on the property. The original lease agreement met the definition of a capital lease, with the results that (1) the present value of the minimum lease payments at the inception of the lease are recognized as an asset and are amortized, (2) the present value of future lease payments is recognized as a liability and (3) amortization expense and interest expense are recognized rather than rent expense. The capital lease obligation and related future maturities are included in Note 4.

The Company and its subsidiaries also rent various pieces of equipment and trucks from unrelated lessors. The truck leases are noncancellable leases which require the Companies to make monthly fixed lease payments totaling approximately $13 thousand through October 2012. The Company is also charged an indirect amount based on the miles driven over the base. Total equipment and truck rent expense was approximately $239 thousand for the year ended December 31, 2007.
Total rental expense, excluding executory costs, was approximately $719 thousand for the year ended December 31, 2007.
Lease commitments as of December 31, 2007 are as follows:
(In thousands)

Year ending December 31,
2008	$154
2009	136
2010	136
2011	136
2012	102

$664

Note 6 — Customer Concentration
Net sales for the year ended December 31, 2007 include sales to two customers that accounted for 21% and 11% of net sales. These customers also represented 9% and 12% of trade accounts receivable at December 31, 2007.
Note 7 — Profit Sharing Plan
The Company has a defined contribution 401(k) profit sharing retirement plan covering substantially all employees who have completed one year and one thousand hours of service, and attained the age of 21. The Company matches 35% of the employee’s contribution up to 8% of their total eligible salary. An employee is 100% vested in Company contributions after 5 years. Total profit sharing expense including administration fees totaled approximately $105 thousand for the year ended December 31, 2007.
Note 8 — Intentions to Declare Dividends/Distributions
The Board of Directors intends to declare dividends/distributions to assist the stockholders/members in paying income taxes on the income of the Company and Partnership and to provide a return on investments to the stockholder/members. No provision has been made in the accompanying consolidated financial statements for any amounts which may be advanced or paid as dividends or distributions to the stockholder/members, when declared, subsequent to December 31, 2007.
Note 9 — Subsequent Event
On January 24, 2008, the Company and subsidiaries along with its shareholders entered into a definite agreement to sell substantially all of the operating assets of the Companies for $83 million in cash, plus or minus working capital adjustments, and the assumption of certain liabilities. The sale closed on March 28, 2008.

Condensed Financial Statements
Consolidated Balance Sheets
(In thousands, Unaudited)

	March 28,	December 31
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$3,014	$2,497
Accounts receivable, net	8,946	8,446
Inventories	13,170	12,855
Prepaid expenses and other current assets	188	3

Total current assets	25,318	23,801

Non-current assets:
Property, plant and equipment	7,875	7,942
Goodwill	5	5

	$33,198	$31,748

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	4,184	3,650
Accrued expenses	1,507	1,779
Debt, current portion	343	339

Total current liabilities	6,034	5,768

Long-term liabilities:
Debt, long-term portion	902	982

Total liabilities	6,936	6,750

Minority interest in limited liability corporation	4,789	4,216

Stockholders’ equity
Common stock, no par value; 9,600 shares authorized; 8,160 shares issued and outstanding	82	82
Retained earnings	21,391	20,700

	21,473	20,782

	$33,198	$31,748

Consolidated Statements of Operations
(in thousands, unaudited)

	Three Months Ended
	March 28,	March 31,
	2008	2007
Revenue	$22,251	$24,835

Cost of revenue	16,962	19,982

Margin	5,289	4,853

Other costs
Selling and administrative expense	2,220	1,982
Interest expense	18	23

Earnings before income tax and minority interest	3,051	2,848
Income tax expense	(34)	—

Earnings before minority interest	3,017	2,848
Minority interest	(574)	(461)

Net income	$2,443	$2,387

Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note 1 — Interim Financial Statements
The Condensed Consolidated Financial Statements of American Allied Railway Equipment Co., Inc. (the Company) as of March 28, 2008 and for the three months ended March 28, 2008 and March 31, 2007 have been prepared without audit in accordance with accounting principles generally accepted in the United States for interim financial information and reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the financial position and operating results for the periods indicated. The results of operations for the three months ended March 28, 2008 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2008. All dollar amounts in the notes to consolidated financial statements are presented in thousand of U.S. dollars and all significant intercompany accounts and transactions have been eliminated.
Certain notes and other information have been condensed or omitted from the interim financial statements presented in this Current Report on Form 8-K/A. Therefore, these financial statements should be read in conjunction with the Consolidated Financial Statements contained in the Company’s 2007 Consolidated Financial Statements in this Form 8-K/A.
Management estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amount of assets, liabilities, revenue and expenses reported in the financial statements and accompanying notes. Estimates and assumptions are periodically evaluated and may be adjusted in future periods. Actual results could differ from those estimates.
Note 2 — Inventories
Inventories consisted of the following:

	March 28,	December 31,
	2008	2007

Raw materials	$10,355	$10,672
Finished goods	2,815	3,197
Lower of cost or market adjustment	—	(1,014)

	$13,170	$12,855

Note 3 — Property, Plant and Equipment
Property, plant and equipment consisted of the following:

	March 28,	December 31,
	2008	2007

Leasehold improvements	$3,851	$3,851
Equipment	13,498	13,174
Vehicles	1,037	1,166
Furniture and fixtures	36	36

	18,422	18,227
Accumulated depreciation	(10,547)	(10,285)

	$7,875	$7,942

Note 4 — Debt
The Company has a $6 million line-of-credit agreement which expires August 2008 with a credit union. Borrowings under this line bear interest at 1/2% below the credit union’s prime rate (an effective rate of 4.75% at March 28, 2008). Advances against this line are collateralized by all assets of the Company and by the guarantee of the stockholder and his spouse. At March 28, 2008 no borrowings were outstanding under this line-of-credit.
American Allied Railway Equipment Co. — South, L.L.C. has a $1 million line-of-credit agreement which expires August 2008 with a credit union. Borrowings under this line bear interest at 1/2% below the credit union’s prime rate (an effective rate of 4.75% at March 28, 2008). Advances against this line are collateralized by all assets of the Company and by the guarantee of the stockholder and his wife. At March 28, 2008 no borrowings were outstanding under this line-of-credit.
During 2004, the Company entered into a long-term note agreement with a credit union that allows total borrowings up to $925 thousand. The outstanding balance of this note was $363 thousand at March 28, 2008. Debt payments are $13 thousand a month including principal and interest at 5.5% regardless of the total amount outstanding. The loan maturity date is May 2010.
During 2004, the Company entered into a long-term note agreement with a credit union that allows total borrowings up to $450 thousand. The outstanding balance of this note was $298 thousand at March 28, 2008. Debt payments are $5 thousand a month including principal and interest at 5.5% regardless of the total amount outstanding. The loan maturity date is March 2014.
American Allied Freight Car Co. has a $500 thousand line-of-credit agreement with a bank which expires August 2008. Borrowings under this line bear interest at the bank’s base rate. Advances against this line are collateralized by the guarantees of the Parent

Company and its’ stockholder and spouse. At March 28, 2008 there were no outstanding borrowings under this line-of-credit.
During 2004, American Allied Freight Car Co. entered into a long-term note agreement with a bank that allows total borrowings up to $516 thousand. The outstanding balance of this note was $332 thousand at March 28, 2008. Debt payments are $6 thousand a month including principal and interest at 5% regardless of the total amount outstanding. The loan maturity date is August 2013.
During 2004, American Allied Freight Car Co. entered into a long-term note agreement with a bank that allows total borrowings up to $549 thousand. The outstanding balance of this note was $252 thousand at March 28, 2008. Debt payments are $9 thousand a month including principal and interest at 5.75% regardless of the total amount outstanding. The loan maturity date is August 2010.

March 28,
(In thousands)	2008
Notes payable, credit union, due in aggregate monthly installments of $13 thousand including interest at 5.5%, final installment due May 2010, collateralized by substantially all assets of the Company	$363

Notes payable, credit union, due in aggregate monthly installments of $5 thousand including interest at 5.5%, final installment due March 2014, collateralized by substantially all assets of the Company	298

Notes payable, bank, due in aggregate monthly installments of $6 thousand including interest at 5%, final installment due August 2013, collateralized by building	332

Notes payable, bank, due in aggregate monthly installments of $9 thousand including interest at 5.75%, final installment due August 2010, collateralized by equipment	252

1,245

Less current portion	343

$902

The Greenbrier Companies, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
August 31, 2007
(In Thousands)

	Historical
	The Greenbrier	American Allied
	Companies	Railway Equipment Co.	Pro Forma		Pro Forma
	August 31, 2007	September 30, 2007	Adjustments		Combined
Assets
Cash and cash equivalents	$20,808	$1,527	$(1,527	) (a)	$20,808
Restricted cash	2,693	—	—		2,693
Accounts receivable	157,038	8,191	717	(b)	165,946
Inventory	194,883	15,536	(2,883	) (b)	207,536
Assets held for sale	42,903	—	—		42,903
Equipment on operating leases	294,326	—	—		294,326
Investment in direct finance leases	9,040	—	—		9,040
Property, plant and equipment	112,813	8,409	(859	) (b)	120,363
Goodwill	168,987	5	47,182	(c)	216,174
Intangibles and other assets	69,258	114	11,797	(c)	81,169

Total assets	$1,072,749	$33,782	$54,427		$1,160,958

Liabilities and Stockholders’ equity
Revolving notes	$39,568	$357	$82,809	(d)	$122,734
Accounts payable and accrued liabilities	239,713	4,614	429	(b)	244,756
Participation	4,355	—	—		4,355
Deferred income tax	61,410	—	—		61,410
Deferred revenue	18,052	—	—		18,052
Notes payable	460,915	1,402	(1,402	) (e)	460,915

Minority interest	5,146	4,383	(4,383	) (f)	5,146

Stockholders’ equity
Common stock	16	82	(82	) (f)	16
Additional paid in capital	78,332	—	—		78,332
Retained earnings	165,408	22,944	(22,944	) (f)	165,408
Other comprehensive income	(166)	—	—		(166)

Total stockholders’ equity	243,590	23,026	(23,026)		243,590

Total liabilities and stockholders’ equity	$1,072,749	$33,782	$54,427		$1,160,958

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

The Greenbrier Companies
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended August 31, 2007
(In Thousands)

	Historical
	The Greenbrier	American Allied
	Companies	Railway Equipment Co.
	Year Ended	Year Ended	Pro Forma		Pro Forma
	August 31, 2007	September 30, 2007	Adjustments		Combined
REVENUE
Manufacturing	$738,424	$—	$—		$738,424
Refurbishment & parts	381,670	96,939	(47	) (g)	478,562
Leasing	103,734	—	—		103,734

	1,223,828	96,939	(47)		1,320,720

COST OF REVENUE
Manufacturing	680,908	—	—		680,908
Refurbishment & parts	317,669	79,580	(32	) (g)	397,217
Leasing	45,818	—	—		45,818

	1,044,395	79,580	(32)		1,123,943

Margin	179,433	17,359	(15)		196,777

OTHER COSTS
Selling and administrative	83,414	1,588	794	(h)	85,796
Interest expense	39,915	132	3,344	(i)	43,391
Special charges	21,899	—	—		21,899

	145,228	1,720	4,138		151,086

Earnings before taxes and unconsolidated subs	34,205	15,639	(4,153)		45,691

Income tax expense	(13,657)	(62)	(4,535	) (j)	(18,254)

Earnings before unconsolidated subs	20,548	15,577	(8,688)		27,437

Minority interest	1,504	(3,097)	3,097	(k)	1,504
Equity in unconsolidated subs	(42)		—		(42)

Net earnings	$22,010	$12,480	$(5,591)		$28,899

Basic Earnings per common share:	$1.37	$0.78	$(0.35)		$1.80
Diluted earnings per common share:	$1.37	$0.78	$(0.35)		$1.80

Weight average common shares:
Basic	16,056	16,056	16,056		16,056
Diluted	16,094	16,094	16,094		16,094
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

The Greenbrier Companies, Inc.,
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on historical financial statements of The Greenbrier Companies Inc. (Greenbrier) and American Allied Railway Equipment Co., Inc. (the Company) after giving effect to borrowings used to finance the acquisition , as well as certain assumptions and adjustments.
The unaudited pro forma condensed combined balance sheet as of August 31, 2007 is presented as if the acquisition and related bank financing occurred on August 31, 2007.
The unaudited pro forma condensed combined statement of operations of Greenbrier and the Company for the year ended August 31, 2007 are presented as if the acquisition and related bank financing had taken place on September 1, 2006. The Company’s historical year end is December 31st. The unaudited pro forma condensed combined balance sheet and statement of operations have been prepared using the twelve months ending September 30, 2007 for the Company.
Greenbrier accounts for acquisitions under Financial Accounting Standards Board Statement No. 141 “Business Combinations” (FASB No. 141). In accordance with business combination accounting, Greenbrier allocates the purchase price of the acquired company to the tangible and intangibles assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets is assigned to goodwill.
The allocation of the purchase price among certain assets and liabilities is still in process. As a result, the information shown below is preliminary and subject to further refinement upon completion of analyses.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Greenbrier that would have been reported had the acquisition and borrowings been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Greenbrier. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that Greenbrier may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Greenbrier’s Annual Report on Form 10-K for the year ending August 31, 2007, and the Quarterly Reports on Form 10-Q for the quarters ended November 30, 2007 and February 29, 2008 and the financial statements of the Company included as Item 9.01 (a) in this Current Report on Form 8-K/A.

Note 2 — Preliminary Purchase Price
American Allied Railway Equipment Company
On March 28, 2008 Greenbrier purchased substantially all of the operating assets of American Allied Equipment Company, Inc. and its subsidiaries (the Company) for $83.2 million in cash, plus or minus working capital adjustments. The purchase price was paid from Greenbrier’s existing cash balances and credit facilities. The Company has been a supplier to the rail industry for over 40 years. The assets of the Company’s three operating plants located in the midwestern and southeastern U.S. are included in the acquisition. Operating from two strategically located wheel facilities in Washington, Illinois and Macon, Georgia, the Company supplies new and reconditioned wheelsets to freight car maintenance locations as well as new railcar manufacturing facilities. The Company also operates a parts reconditioning business in Peoria, Illinois, where it reconditions railcar yokes, couplers, side frames and bolsters.
The total preliminary purchase price is estimated at $83.2 million and is comprised of:

(In Thousands)
Cash consideration — at closing plus working capital and other adjustments	$82,926
Acquisition-related transaction costs	240

Total preliminary purchase price	$83,166

Acquisition — related transaction costs. Acquisition- related acquisition costs of $240 thousand include legal, accounting and other professional fees.
Preliminary Purchase Price Allocation
The total preliminary purchase price will be allocated to the Company’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.
The allocation of the purchase price among certain assets and liabilities is still in process. As a result, the information shown below is preliminary and subject to further refinement upon completion of analyses and valuations.
Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:

(In thousands)

Accounts receivable	$8,908
Inventories	12,653
Property, plant and equipment	7,550
Intangibles and other	11,911
Goodwill	47,187

Total assets acquired	88,209

Accounts payable and accrued liabilities	5,043

Total liabilities assumed	5,043

Net assets acquired	$83,166

Note 3 — Pro Forma Adjustments
In preparation of the pro forma unaudited financial statements the following adjustments have been recorded:
(a)	Represents the cash purchase price of $83.2 million plus cash retained by the seller, offset by $83.2 million drawn on the revolving bank line.

(b)	Represents fair value adjustments of assets acquired or liabilities assumed.

(c)	Represents Greenbrier’s removal of all goodwill and intangible assets of the Company at the time of acquisition offset by the recording the estimated value of goodwill of $47.2 million and intangibles of $11.9 million. This is preliminary and subject to further refinement upon completion of analyses and valuations.

(d)	Represents the removal of the Company’s revolving debt that was not assumed, offset by an $83.2 million draw on Greenbrier’s revolving credit facility to fund the Company’s purchase.

(e)	Represents note payable not assumed by Greenbrier.

(f)	Represents elimination of the historical equity and minority interest in the Company as the transaction was an asset purchase.

(g)	Represents the elimination of intercompany sales between the Company and Greenbrier subsidiaries.

(h)	Represents amortization of intangible assets acquired.

(i)	Represents removal of interest expense of the Company and the addition of estimated interest expense as if the draw on the Greenbrier line of credit occurred on September 1, 2006.

(j)	Represents the tax effect of both the Company and the proforma adjustments at Greenbrier’s tax rate of 40%. The Company had elected to be treated as a partnership under provisions of the Internal Revenue Service Code (Subchapter S) and as a result no federal income tax was recorded on the Company’s financial statements.

(k)	Reversal of the Company’s minority interest.

(d) Exhibits

Exhibit
Number	Description

23.1	Consent of Independent Auditors

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: June 12, 2008	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)